                      SEPARATION AND CONSULTING AGREEMENT

     THIS AGREEMENT (the "Agreement") made and entered into effective as of September 1, 1996, by and between OpTel, Inc., a Delaware corporation with its principal office at 1111 W. Mockingbird Lane, Dallas, Texas 75247 (the "Company"), and James A. Kofalt, an individual residing in Chapel Hill, North Carolina ("Consultant");

                                   WITNESSETH:

     WHEREAS, Consultant has served as Chairman of the Board of Directors of the Company (the "Board") since April 1, 1995; and

     WHEREAS, Consultant has resigned from the office of Chairman of the Board, from membership in the Board and from any executive functions with the Company effective as of the date of this Agreement; and

     WHEREAS, the Company agrees to provide certain consideration to Consultant in exchange for a waiver and release of claims by Consultant; and

     WHEREAS, the Company desires to secure the further services of Consultant in the capacity as a consultant and advisor to the Company; and

     WHEREAS, in consideration of such arrangements, the parties hereto are willing to enter into this Agreement upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

     1. Engagement as Consultant: Upon the mutual agreement of the parties from time to time, Consultant agrees to serve the Company as an independent contractor under the terms and conditions herein provided. Consultant agrees to perform such services as shall be requested by the Company and agreed to by Consultant, at such times as are mutually agreeable to Consultant and the Company; provided, however, that Consultant shall not be obligated to perform services to the extent such services would interfere with Consultant's pursuit of other business interests not inconsistent with the terms of this Agreement.

     2. Specific Transition Services: Consultant agrees that, in connection with winding up his duties as Chairman of the Board, he will continue to pursue a corporate relationship with Lincoln Properties Company, and will use his continuing good faith best efforts to assist the Company to negotiate a master agreement under which the Company will provide
telecommunications   services  to  properties   owned  and  managed  by  Lincoln
Properties Company in the Company's markets.

     3. Consideration for Execution of Agreement and Waiver and Release: In consideration for Consultant's execution of this Agreement and the Waiver and Release attached hereto as Attachment A, Consultant shall be entitled to the consideration set forth in this Paragraph 3. This consideration is provided subject to the binding execution by Consultant of the attached Waiver and Release and shall constitute payment in full of any claims by Consultant in any and all capacities accrued through the date of this Agreement.

          a. Lump Sum. The Company shall pay Consultant a one-time lump-sum payment of $70,000. Such amount shall be paid as soon as practicable upon the expiration of the Waiver Revocation Period described in the Waiver and Release with no revocation thereof (the "Waiver Effective Date").

          b. Warrant Award. The Company shall issue to Consultant, pursuant to the Warrant Agreement attached hereto, a warrant (the "Warrant") to acquire 1,360 shares of Class A common stock of the Company at an exercise price of $984 per share, which shall become effective as of the Waiver Effective Date. The Warrant shall not be treated as an incentive stock option, but shall be treated as a nonqualified stock option under Section 83 of the Internal Revenue Code of 1986, as amended. The Warrant shall be exercisable as of the Waiver Effective Date, and shall terminate and expire on August 31, 1999, unless earlier terminated pursuant to its terms. The Warrant shall be subject to all other terms and conditions set forth in the Warrant Agreement.

     4. Further Consideration for Consulting Services: In addition to the consideration described in Paragraph 3 above, Consultant shall be entitled to further consideration for consulting services as described in this Paragraph 4.

          a. Consulting Payments. Consultant shall be entitled to payment at a daily rate of $3,500 for every day during which Consultant performs any consulting duties described in Paragraphs I and 2 above; provided, however, that the maximum payment for services rendered during the month of September, 1996 shall be $ 15,000.

          b. Reimbursement for Expenses. The Company will reimburse Consultant for all reasonable out-of-pocket expenses incurred by him in connection with his performance of services under this Agreement in accordance with the Company's standard policies, practices and procedures. Consultant shall submit to the Company claims for reimbursement and documentation of expenses within sixty days of the date on which such expenses are incurred.

          c. Employee Benefits. Consultant will not be eligible to participate in any employee benefit plans, programs or arrangements maintained by the Company.

5. Confidentially; Noncompetition;  Nonsolicitation:

     A. Confidentiality: Consultant recognizes and acknowledges that in the course of his duties with the Company and as a result of the position of trust he has held and may continue to hold with the Company he has obtained or will obtain private or confidential information and proprietary data relating to the Company and its affiliates. Consultant agrees that for a period of five years from the effective date of this Agreement, he will not, either directly or indirectly, disclose or use confidential information acquired during his relationship with the Company except in connection with his duties under this Agreement or with the prior written consent of the Chairman of the Board of Directors or unless compelled to do so by process of law. Furthermore, Consultant agrees that, if compelled by process of law to violate the provisions of this Paragraph 5. Consultant will provide prior written notice to the Company in accordance with the notice provisions of Paragraph 11 of this Agreement so as to permit the Company to seek a protective order or other protective measure; and Consultant agrees to provide such notice as soon as reasonably practicable and with all due diligence recognizing that disclosure of confidential information could be harmful to the Company. Finally, Consultant agrees that the provisions of this Agreement shall constitute "confidential information" as described in this Paragraph 5.

     B. Noncompetition: Unless and to the extent that the Company gives Consultant a written waiver, Consultant agrees that for a period of one year from the effective date of this Agreement, he will not (whether acting alone or in concert with others, including actions as a member of a partnership or a joint venture or an investor in or a holder of securities of or an employee of, any corporation or other entity, or otherwise), (i) directly or indirectly engage in, (ii) have any interest in any person, firm, or corporation (except the Company) that directly or indirectly engages in, or (iii) perform any services for any person, firm or corporation (except the Company) that directly or indirectly engages in the "Business" (as defined in Paragraph 5.F. below) in the states of Florida, Texas, Colorado, Illinois, Arizona or California. Notwithstanding the foregoing, however, this provision shall not prohibit Consultant (i) from holding as a passive investment up to 5% of the outstanding securities of any class of a company whose securities are publicly traded, so long as Consultant does not serve as a member of the board of directors or an executive officer of or otherwise provide advice or services to such company,
(ii) from continuing to hold an investment interest in Vanguard Communications, L.P., and (iii) from serving as Chairman of the Board of Directors and holding an indirect investment interest in Campuslink Communications Systems, Inc. ("Campuslink"), for so long as Campuslink is not in violation of any agreement with the Company. Any request for a written waiver of any part of this covenant shall be submitted in writing to the Company in accordance with the provisions of Section 11. The Company agrees to consider any such request within 10 business days of its receipt. The failure affirmatively to consent to any such request shall be deemed disapproval of the request. The Company agrees to act reasonably in considering any such request.

     C.. Nonsolicitation: Consultant agrees that he shall not, directly or indirectly, during the period commencing on the effective date of this Agreement and ending May 10, 1999, (a) take any action to solicit or divert any business or customers away from the Company or its affiliates, (b) induce customers, suppliers, agents or other persons under contract or otherwise associated or doing business with the Company or its affiliates to terminate, reduce or alter any such association or business with or from the Company or its affiliates and/or (c) induce any person in the employment of the Company or its affiliates or any consultant to the Company or its affiliates to terminate such employment or consulting arrangement or accept employment or enter into any consulting arrangement with anyone other than the Company or its affiliates.

     D. Enforcement: Consultant hereby agrees that a violation of the provisions of Paragraph 5 or 6 would cause irreparable injury to the Company and its affiliates, for which they would have no adequate remedy at law. Any controversy or claim arising out of or relating to the provisions of this Paragraph 5 or 6, or any alleged breach of Paragraph 5 or 6, shall be settled by binding arbitration in accordance with Paragraph 9B. Notwithstanding the foregoing, however, the Company specifically retains the right before, during or after the pendency of any arbitration to seek injunctive relief from a court having jurisdiction for any actual or threatened breach of Paragraph 5 or 6 without necessity of complying with any requirement as to the posting of a bond or other security (it being understood that Consultant hereby waives any such requirement). Any such injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity or otherwise, and the institution and maintenance of an action or judicial proceeding for, or pursuit of, such injunctive relief shall not constitute a waiver of the right of the Company to submit the dispute to arbitration.

     If any provision of Paragraph 5 or 6 is found by either a court of competent jurisdiction or the arbitrators to be unreasonably broad, oppressive or unenforceable, such court or arbitrators (i) shall narrow the scope of the Agreement in order to ensure that the application thereof is not unreasonably broad, oppressive or unenforceable, and (ii) to the fullest extent permitted by law, shall enforce such Agreement as though reformed.

     E. Survival: The provisions of Paragraphs 5 and 6 shall survive the termination of this Agreement regardless of the date, cause or manner of such termination.

     F. Business: For purposes of this paragraph 5, the term "Business" means the acquisition, development and operation of systems employing 18 Ghz spectrum and/or any other media (including, without limitation, SMATV and coaxial or fiber-optic cable but excluding systems employing facilities licensed in the ITFS, MDS or MMDS) for or in connection with the delivery of private cable television, telephone and other communication services to (i) residents of MDUs
(ii) Institutions, and (iii) Commercial Facilities. "Commercial Facilities" means commercial, governmental and industrial offices and other facilities, each having 25 or more first outlets. "Institutions" means hotels, motels and prisons and educational and hospital facilities, each having 25 or more first outlets. "MDUs" means, collectively multiple dwelling units (comprising high-rise and low-rise apartment, condominium and cooperative complexes, town-house developments, mobile home parks and congregate care and other similar facilities), each containing 25 or more dwelling units.

     6. Nondisparagement: As a material inducement to the Company to enter into this Agreement, Consultant agrees that he will not (i) publicly criticize or disparage the Company or any affiliate, or privately criticize or disparage the Company or any affiliate in a manner intended or reasonably calculated to result in public embarrassment to, or injury to the reputation of, the Company or any affiliate in any community in which the Company or any affiliate is engaged in business; (ii) directly or indirectly take any action inconsistent with the Waiver and Release; or (iii) commit damage to the property of the Company or any affiliate or otherwise engage in any misconduct which is injurious to the business or reputation of the Company or any affiliate; provided, however, that Consultant will not be in breach of the covenant contained in (ii) above solely by reason of his testimony which is compelled by process of law. Consultant further agrees that he will not make any public or private oral or written statement to any person, or take any action or position inconsistent with, the agreed statement of facts set forth on Exhibit A. As used in Sections 5 and 6 of this Agreement, the term "affiliate" means the Company; Le Groupe Videotron Ltee ("Videotron"); any direct or indirect subsidiary of the Company; any direct or indirect subsidiary of Videotron; any other entity in which the Company, Videotron or any of their direct or indirect subsidiaries owns more than 50% of the outstanding equity interests; any officer, director or employee of the Company or of any of the foregoing entities; and any former officer, director or employee of the Company or of any of the foregoing entities.

     7. Indemnification: The Company agrees to indemnify and defend Consultant to the extent permitted under Delaware law against all losses and expenses (including reasonable attorneys' fees and expenses) in connection with any claim arising out of or otherwise related to Consultant's services as a member of the Board of Directors or for actions taken in good faith as a consultant pursuant to this Agreement; provided, however, that such indemnification shall not extend to any claims by or that may relate to Vanguard Communications, L.P. or any of its affiliates or Consultant's passive investment position as a limited partner of Vanguard Communications, L.P. or any of its affiliates.

     8. Effect of Prior Agreements: This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and supersedes any other prior agreement between the Company and Consultant.

     9. General Provisions:

     A. Nonassignabilitv. Neither this Agreement nor any right or interest hereunder shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, by operation of law or otherwise, any attempt at such shall be void; and further provided, that any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements or torts of Consultant, nor shall it be subject to attachment or legal process for or against Consultant.

     B. Submission to Arbitration. Subject to the right of the Company to seek injunctive relief under the provisions of Paragraph 5D above, any controversy or claim arising out of or relating to this contract or its alleged breach shall be settled by binding arbitration in Dallas, Texas before three arbitrators in accordance with the Commercial Arbitration Rules of the American

Arbitration Association ("AAA"), and any judgment on the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators shall be selected by mutual agreement of the parties, if possible; provided, however, that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (a) are on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR Panels, and (b) who practiced law for at least 15 years as an attorney in Texas specializing in either general commercial litigation or general corporate and commercial matters. If the parties fail to reach agreement upon appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA who qualify as described above. The selection process shall be that which is set forth in the AAA Commercial Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected.

     In any such arbitration proceeding, the arbitrators shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Each of Consultant and the Company shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party.

     C. Taxes. Consultant acknowledges that he has sought the advice of his own tax advisor regarding the tax treatment of income under this Agreement. The Company shall withhold from the amounts payable to Consultant under Paragraphs 3 and 4 of this Agreement all federal, state and local taxes that shall be required pursuant to any law or governmental regulation or ruling.

     D. Source of Payments. All payments provided in this Agreement shall be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payments. Consultant shall have no right, title, or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and Consultant or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     10. Modification and Waiver:

     A. Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     B. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

     11. Notices: All notices or communications hereunder shall be in writing, addressed as follows:

                        To the Company:

                                OpTel,Inc.
                                1111 W. Mockingbird Lane
                                Dallas, Texas 75247
                                Attn: Chairman of the Board
                                Copy: General Counsel


                        To Consultant:

                                James A. Kofalt
                                50209 Manly
                                Chapel Hill, NC 27514

All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

     12. Governing Law: This Agreement has been executed and delivered in the State of Texas, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and Consultant has signed this Agreement, all as of the day first above written.

                                   OpTel, Inc.

                                   By:
                                       -------------------------------



                                       -------------------------------
                                       James A. Kofalt  ("Consultant")

                                    EXHIBIT A

     James A. Kofalt has elected to resign from the office of Chairman of the Board of Directors of OpTel, Inc. He has agreed to continue to serve as an independent consultant to OpTel, Inc.

                                                        Dated: November 12, 1996


                                  Attachment A


                               WAIVER AND RELEASE


     In exchange for the consideration offered under the Separation and Consulting Agreement between me and OpTel, Inc. (the "Company"), dated September 1, 1996, and the Warrant Agreement attached thereto (collectively known as the "Agreement"), I hereby waive all of my claims and release the Company, its affiliates, its subsidiaries and each of their directors and officers, employees and agents, and employee benefit plans and the fiduciaries and agents of said plans (collectively referred to as the "Corporate Group") from any and all claims, demands, actions, liabilities and damages. All payments under the Agreement are voluntary on the part of the Company and are not required by any legal obligation of the Company to me other than the Agreement itself. I choose to accept this offer.

     I understand that signing this Waiver and Release is an important legal act. I acknowledge that the Company has advised me in writing to consult an attorney before signing this Waiver and Release. I understand that I have until 21 calendar days after the date shown above to consider whether to sign and return this Waiver and Release to the Company by first-class mail or by hand delivery in order for it to be effective.

     In exchange for the consideration offered to me by the Company pursuant to the Agreement, which is in addition to any remuneration or benefits to which I am already entitled, I agree not to sue or file any charges of discrimination, or any other action or proceeding with any local, state and/or federal agency or court regarding or relating in any way to the Company, and I knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to the Company, except with respect to rights under the Agreement and such rights or claims as may arise after the date this Waiver and Release is executed. This Waiver and Release includes, but is not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Older Workers Benefit Protection Act of 1990; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Texas Commission on Human Rights Act; the Texas Labor Code; and/or contract, tort, defamation, slander, wrongful termination or other claims or any other state or federal statutory or common law.

     Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release.

     I acknowledge that this Waiver and Release and the Agreement set forth the entire understanding and agreement between me and the Company or any other member of the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company or any other member of the Corporate Group.

     I understand that for a period of 7 calendar days following my signing this Waiver and Release (the "Waiver Revocation Period"), I may revoke my acceptance of the offer by delivering a written statement to the Company by hand or by registered mail, addressed to the address for OpTel, Inc. specified in the Agreement, in which case the Waiver and Release will not become effective. In the event I revoke my acceptance of this offer, the Company shall have no obligation to provide me the consideration offered under the Agreement. I understand that failure to revoke my acceptance of the offer within the Waiver Revocation Period will result in this Waiver and Release being permanent and irrevocable.

     I acknowledge that I have read this Waiver and Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Waiver and Release.

     By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions or events of the Company or any other member of the Corporate Group which occur after the date of execution of this Waiver and Release.

     I acknowledge that this Waiver and Release waives any rights I may have as a shareholder or a derivative shareholder of the Company with respect to any events which may have occurred up to and including the date of execution hereof, excluding any rights I may have solely by virtue of my investment interests in Vanguard Communications, L.P.

AGREED TO AND ACCEPTED this

_______ day ____________, of 1996.





------------------------------
James A. Kofalt


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